Boise Cascade	Exhibit 99.1
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728

News Release

Investor Relations Contact - Wayne Rancourt 208 384 6073	Media Contact - John Sahlberg 208 384 6451

For Immediate Release: July 28, 2016

Boise Cascade Company Reports 2016 Second Quarter Net Income of
$19.2 Million on Sales of $1,043.8 Million

BOISE, Idaho - Boise Cascade Company (Boise Cascade or Company) (NYSE: BCC) today reported net income of $19.2 million, or $0.49 per share, on sales of $1,043.8 million for the second quarter ended June 30, 2016.

Second Quarter 2016 Highlights

	2Q 2016	2Q 2015	% change

	(thousands, except per-share data and percentages)

Consolidated Results
Sales	$1,043,773	$955,397	9%
Net income	19,228	20,230	(5)%
Net income per common share - diluted	0.49	0.51	(4)%
EBITDA[1]	56,447	50,681	11%

Segment Results
Wood Products sales	$346,358	$339,869	2%
Wood Products income	16,309	23,712	(31)%
Wood Products EBITDA[1]	31,078	34,053	(9)%

Building Materials Distribution sales	850,042	762,078	12%
Building Materials Distribution income	29,117	19,576	49%
Building Materials Distribution EBITDA[1]	32,471	22,450	45%

Corporate loss	(7,531)	(5,888)	(28)%
Corporate EBITDA[1]	(7,102)	(5,822)	(22)%
1 For reconciliations of non-GAAP measures, see summary notes at the end of this press release.

In second quarter 2016, total and single-family U.S. housing starts increased approximately 1% and 7%, respectively, from the same period last year. Total U.S. housing starts from the July 2016 Blue Chip consensus forecast for 2016 and 2017 reflect 1.20 million and 1.32 million, respectively, or expected annual increases of 8% and 10%.

“The integration of the Thorsby and Roxboro engineered wood products facilities has gone very well. We are pleased with the additional capabilities the facilities provide as we support the ongoing growth of our customers," stated Tom Corrick, CEO. "Our distribution business had an outstanding second quarter that reflected solid volume growth across its product lines and the benefit of favorable tailwinds on many commodity product prices. We still face oversupply challenges in our plywood business, but did see improvement in pricing compared to the first quarter. We expect modest growth in residential housing construction for the balance of the year, which should drive additional demand for our products and services."

Wood Products

Sales, including sales to Building Materials Distribution (BMD), increased $6.5 million, or 2%, to $346.4 million for the three months ended June 30, 2016, from $339.9 million for the three months ended June 30, 2015. The increase in sales was driven primarily by increases in sales volumes and prices of laminated veneer lumber and I-joists (collectively EWP). The EWP volume increases were due primarily to our acquisition of two EWP facilities on March 31, 2016. These increases were offset partially by decreases in plywood and lumber sales volumes and prices.

Wood Products segment income decreased $7.4 million to $16.3 million for the three months ended June 30, 2016, from $23.7 million for the three months ended June 30, 2015. The decline in income was due primarily to lower plywood and lumber sales prices, as well as higher oriented strand board (OSB) costs used in the manufacture of I-joists. In addition, depreciation and amortization expense increased $4.4 million due to the acquisition of two EWP facilities on March 31, 2016, and other capital expenditures. These decreases were offset partially by improved sales volumes and prices of EWP.

Comparative average net selling prices and sales volume changes for plywood, EWP, and lumber are as follows:

	2Q 2016 vs. 2Q 2015	2Q 2016 vs. 1Q 2016

Average Net Selling Prices
Plywood	(10)%	4%
LVL	2%	—%
I-joists	3%	—%
Lumber	(4)%	3%
Sales Volumes
Plywood	(8)%	—%
LVL	33%	30%
I-joists	14%	29%
Lumber	(12)%	3%

Building Materials Distribution

Sales increased $88.0 million, or 12%, to $850.0 million for the three months ended June 30, 2016, from $762.1 million for the three months ended June 30, 2015. Compared with the same quarter in the prior year, the overall increase in sales was driven by sales volume increases of 13%, offset partially by a decrease in sales prices of 1%. By product line, commodity sales increased 12%, general line product sales increased 10%, and sales of EWP (substantially all of which are sourced through our Wood Products segment) increased 13%.

BMD segment income increased $9.5 million to $29.1 million for the three months ended June 30, 2016, from $19.6 million for the three months ended June 30, 2015. The increase in income was driven primarily by a higher gross margin of $18.8 million, including an improvement in gross margin percentage of 100 basis points, which was largely driven by favorable trending prices in OSB and lumber during second quarter 2016, as well as stronger margin contribution within our general line products. These increases were offset partially by increased selling and distribution expenses and general and administrative expenses of $7.7 million and $1.0 million, respectively.

Corporate and Other

Segment loss was $7.5 million for the three months ended June 30, 2016, compared with $5.9 million for the three months ended June 30, 2015. The change was due primarily to higher incentive compensation costs.

Balance Sheet

Boise Cascade ended the second quarter with $96.1 million of cash and cash equivalents and $319.1 million of undrawn committed bank line availability, for total available liquidity of $415.2 million. The Company reported $464.6 million of outstanding debt at June 30, 2016.

Outlook

The Company expects its capital expenditures during 2016 to be $85-$95 million, inclusive of costs associated with the newly acquired EWP facilities.

As in recent years, we expect to continue to experience modest demand growth for the products we manufacture and distribute in 2016, and we remain optimistic that the overall improvement in demand for our products will continue as household formation rates and residential construction recover. Future commodity product pricing could be volatile in response to industry operating rates, net import and export activity, inventory levels in our distribution channels, and seasonal demand patterns. We expect to manage our production levels to our sales demand, which will likely result in operating some of our facilities below their capacity, and could also include temporary plant curtailments such as those recently taken in our plywood operations.

About Boise Cascade

Boise Cascade Company is one of the largest producers of plywood and engineered wood products in North America and a leading U.S. wholesale distributor of building products. For more information, please visit our website at www.bc.com.

Webcast and Conference Call

Boise Cascade will host a webcast and conference call on Thursday, July 28, at 11 a.m. Eastern, at which time we will review the Company's second quarter.

You can join the webcast through our website by going to www.bc.com and clicking on the Event Calendar link under the Investor Relations heading. Please go to the website at least 15 minutes before the start of the webcast to register. To join the conference call, dial 844-795-4410 (international callers should dial 661-378-9637), participant passcode 51270007, at least 10 minutes before the start of the call.

The archived webcast will be available in the Investor Relations section of our website. A replay of the conference call will be available from Thursday, July 28, at 2 p.m. Eastern through Thursday, August 4, at 2 p.m. Eastern. Replay numbers are 855-859-2056 for U.S. calls and 404-537-3406 for international calls, and the passcode will be 51270007.

Basis of Presentation

We refer to the term EBITDA in this earnings release as a supplemental measure of our performance and liquidity that is not required by or presented in accordance with generally accepted accounting principles in the United States ("GAAP"). We define EBITDA as income before interest (interest expense, interest income, and change in fair value of interest rate swaps), income taxes, and depreciation and amortization.

EBITDA is the primary measure used by our management to evaluate segment operating performance and to decide how to allocate resources to segments. We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our Company on an ongoing basis using criteria that are used by our management and because it is frequently used by investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates. We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income, income from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of EBITDA instead of net income or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization, which represent unavoidable operating costs. Management compensates for these limitations by relying on our GAAP results. Our measure of EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This news release contains statements that are "forward looking" within the Private Securities Litigation Reform Act of 1995. These statements speak only as of the date of this press release. While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

Boise Cascade Company
Consolidated Statements of Operations
(unaudited, in thousands, except per-share data)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2016	June 30
	2016	2015		2016	2015

Sales	$1,043,773	$955,397	$880,695	$1,924,468	$1,765,300

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	894,715	824,583	769,544	1,664,259	1,529,622
Depreciation and amortization	18,552	13,281	15,238	33,790	26,868
Selling and distribution expenses	76,855	68,254	68,041	144,896	130,134
General and administrative expenses	15,612	12,018	16,052	31,664	24,026
Other (income) expense, net	172	(98)	(1,585)	(1,413)	(397)
	1,005,906	918,038	867,290	1,873,196	1,710,253

Income from operations	37,867	37,359	13,405	51,272	55,047

Foreign currency exchange gain (loss)	28	41	198	226	(66)
Interest expense	(6,427)	(5,591)	(5,802)	(12,229)	(11,072)
Interest income	27	58	149	176	148
Change in fair value of interest rate swaps	(1,532)	—	(69)	(1,601)	—
	(7,904)	(5,492)	(5,524)	(13,428)	(10,990)

Income before income taxes	29,963	31,867	7,881	37,844	44,057
Income tax provision	(10,735)	(11,637)	(2,931)	(13,666)	(16,210)
Net income	$19,228	$20,230	$4,950	$24,178	$27,847

Weighted average common shares outstanding:
Basic	38,814	39,494	38,853	38,834	39,496
Diluted	38,972	39,600	38,880	38,850	39,604

Net income per common share:
Basic	$0.50	$0.51	$0.13	$0.62	$0.71
Diluted	$0.49	$0.51	$0.13	$0.62	$0.70

Wood Products Segment
Statements of Operations
(unaudited, in thousands, except percentages)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2016	June 30
	2016	2015		2016	2015

Segment sales	$346,358	$339,869	$303,457	$649,815	$649,185

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	303,803	296,276	273,942	577,745	564,696
Depreciation and amortization	14,769	10,341	11,634	26,403	21,132
Selling and distribution expenses	8,108	7,030	7,375	15,483	13,705
General and administrative expenses	3,173	2,514	6,098	9,271	5,026
Other (income) expense, net	196	(4)	(1,477)	(1,281)	18
	330,049	316,157	297,572	627,621	604,577

Segment income	$16,309	$23,712	$5,885	$22,194	$44,608

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	87.7%	87.2%	90.3%	88.9%	87.0%
Depreciation and amortization	4.3%	3.0%	3.8%	4.1%	3.3%
Selling and distribution expenses	2.3%	2.1%	2.4%	2.4%	2.1%
General and administrative expenses	0.9%	0.7%	2.0%	1.4%	0.8%
Other (income) expense, net	0.1%	—%	(0.5)%	(0.2)%	—%
	95.3%	93.0%	98.1%	96.6%	93.1%

Segment income	4.7%	7.0%	1.9%	3.4%	6.9%

Building Materials Distribution Segment
Statements of Operations
(unaudited, in thousands, except percentages)

	Three Months Ended			Six Months Ended
	June 30		March 31	June 30
	2016	2015	2016	2016	2015

Segment sales	$850,042	$762,078	$717,254	$1,567,296	$1,384,983

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	743,700	674,503	635,778	1,379,478	1,232,864
Depreciation and amortization	3,354	2,874	3,235	6,589	5,613
Selling and distribution expenses	68,574	60,910	60,502	129,076	115,560
General and administrative expenses	5,356	4,311	4,503	9,859	8,239
Other (income) expense, net	(59)	(96)	(137)	(196)	(215)
	820,925	742,502	703,881	1,524,806	1,362,061

Segment income	$29,117	$19,576	$13,373	$42,490	$22,922

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	87.5%	88.5%	88.6%	88.0%	89.0%
Depreciation and amortization	0.4%	0.4%	0.5%	0.4%	0.4%
Selling and distribution expenses	8.1%	8.0%	8.4%	8.2%	8.3%
General and administrative expenses	0.6%	0.6%	0.6%	0.6%	0.6%
Other (income) expense, net	—%	—%	—%	—%	—%
	96.6%	97.4%	98.1%	97.3%	98.3%

Segment income	3.4%	2.6%	1.9%	2.7%	1.7%

Segment Information
(unaudited, in thousands)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2016	June 30
	2016	2015		2016	2015
Segment sales
Wood Products	$346,358	$339,869	$303,457	$649,815	$649,185
Building Materials Distribution	850,042	762,078	717,254	1,567,296	1,384,983
Corporate and Other	103	—	186	289	—
Intersegment eliminations	(152,730)	(146,550)	(140,202)	(292,932)	(268,868)
	$1,043,773	$955,397	$880,695	$1,924,468	$1,765,300

Segment income (loss)
Wood Products	$16,309	$23,712	$5,885	$22,194	$44,608
Building Materials Distribution	29,117	19,576	13,373	42,490	22,922
Corporate and Other	(7,531)	(5,888)	(5,655)	(13,186)	(12,549)
	37,895	37,400	13,603	51,498	54,981

Interest expense	(6,427)	(5,591)	(5,802)	(12,229)	(11,072)
Interest income	27	58	149	176	148
Change in fair value of interest rate swaps	(1,532)	—	(69)	(1,601)	—
Income before income taxes	$29,963	$31,867	$7,881	$37,844	$44,057

EBITDA (a)
Wood Products	$31,078	$34,053	$17,519	$48,597	$65,740
Building Materials Distribution	32,471	22,450	16,608	49,079	28,535
Corporate and Other	(7,102)	(5,822)	(5,286)	(12,388)	(12,426)
	$56,447	$50,681	$28,841	$85,288	$81,849

See accompanying summary notes to consolidated financial statements and segment information.

Boise Cascade Company
Consolidated Balance Sheets
(unaudited, in thousands)

	June 30, 2016	December 31, 2015

ASSETS

Current
Cash and cash equivalents	$96,089	$184,496
Receivables
Trade, less allowances of $1,121 and $1,734	278,704	187,138
Related parties	376	1,065
Other	7,388	10,861
Inventories	461,998	384,857
Prepaid expenses and other	10,755	17,153
Total current assets	855,310	785,570

Property and equipment, net	552,776	402,666
Timber deposits	12,246	15,848
Goodwill	55,433	21,823
Intangible assets, net	15,893	10,090
Other assets	11,830	12,609
Total assets	$1,503,488	$1,248,606

Boise Cascade Company
Consolidated Balance Sheets (continued)
(unaudited, in thousands, except per-share data)

	June 30, 2016	December 31, 2015

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable
Trade	$247,740	$159,029
Related parties	1,954	1,442
Accrued liabilities
Compensation and benefits	57,250	54,712
Interest payable	3,403	3,389
Other	50,786	40,078
Total current liabilities	361,133	258,650

Debt
Long-term debt	464,586	344,589

Other
Compensation and benefits	93,614	93,355
Other long-term liabilities	24,136	17,342
	117,750	110,697

Commitments and contingent liabilities

Stockholders' equity
Preferred stock, $0.01 par value per share; 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 300,000 shares authorized, 43,518 and 43,413 shares issued, respectively	435	434
Treasury Stock, 4,767 and 4,587 shares at cost, respectively	(126,343)	(123,711)
Additional paid-in capital	511,097	508,066
Accumulated other comprehensive loss	(92,244)	(93,015)
Retained earnings	267,074	242,896
Total stockholders' equity	560,019	534,670
Total liabilities and stockholders' equity	$1,503,488	$1,248,606

Boise Cascade Company
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended
	June 30
	2016	2015
Cash provided by (used for) operations
Net income	$24,178	$27,847
Items in net income not using (providing) cash
Depreciation and amortization, including deferred financing costs and other	34,661	27,638
Stock-based compensation	3,866	2,898
Pension expense	1,212	2,881
Deferred income taxes	3,901	7,187
Change in fair value of interest rate swaps	1,601	—
Other	72	(622)
Decrease (increase) in working capital, net of acquisitions
Receivables	(76,937)	(61,885)
Inventories	(59,304)	(20,653)
Prepaid expenses and other	(4,508)	(3,375)
Accounts payable and accrued liabilities	96,403	78,457
Pension contributions	(2,778)	(53,203)
Income taxes payable	18,696	14,499
Other	4,955	(1,954)
Net cash provided by operations	46,018	19,715

Cash provided by (used for) investment
Expenditures for property and equipment	(35,101)	(31,433)
Acquisitions of businesses and facilities	(215,900)	—
Proceeds from sales of assets and other	255	263
Net cash used for investment	(250,746)	(31,170)

Cash provided by (used for) financing
Borrowings of long-term debt, including revolving credit facility	352,700	50,000
Payments on revolving credit facility	(232,700)	—
Treasury stock purchased	(2,632)	(6,109)
Financing costs	(543)	(655)
Tax withholding payments on stock-based awards	(383)	(1,063)
Other	(121)	660
Net cash provided by financing	116,321	42,833

Net increase (decrease) in cash and cash equivalents	(88,407)	31,378

Balance at beginning of the period	184,496	163,549

Balance at end of the period	$96,089	$194,927

Summary Notes to Consolidated Financial Statements and Segment Information
The Consolidated Statements of Operations, Segment Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the Company’s 2015 Form 10-K and the Company’s other filings with the Securities and Exchange Commission. Net income for all periods presented involved estimates and accruals.

(a)
EBITDA represents income before interest (interest expense, interest income, and change in fair value of interest rate swaps), income taxes, and depreciation and amortization. The following table reconciles net income to EBITDA for the three months ended June 30, 2016 and 2015, and March 31, 2016, and the six months ended June 30, 2016 and 2015:

	Three Months Ended			Six Months Ended
	June 30		March 31, 2016	June 30
	2016	2015		2016	2015

	(unaudited, in thousands)

Net income	$19,228	$20,230	$4,950	$24,178	$27,847
Interest expense	6,427	5,591	5,802	12,229	11,072
Interest income	(27)	(58)	(149)	(176)	(148)
Change in fair value of interest rate swaps	1,532	—	69	1,601	—
Income tax provision	10,735	11,637	2,931	13,666	16,210
Depreciation and amortization	18,552	13,281	15,238	33,790	26,868
EBITDA	$56,447	$50,681	$28,841	$85,288	$81,849

The following table reconciles segment income (loss) to EBITDA for the three months ended June 30, 2016 and 2015, and March 31, 2016, and the six months ended June 30, 2016 and 2015:

	Three Months Ended			Six Months Ended
	June 30		March 31, 2016	June 30
	2016	2015		2016	2015

	(unaudited, in thousands)
Wood Products
Segment income	$16,309	$23,712	$5,885	$22,194	$44,608
Depreciation and amortization	14,769	10,341	11,634	26,403	21,132
EBITDA	31,078	34,053	17,519	48,597	65,740

Building Materials Distribution
Segment income	29,117	19,576	13,373	42,490	22,922
Depreciation and amortization	3,354	2,874	3,235	6,589	5,613
EBITDA	32,471	22,450	16,608	49,079	28,535

Corporate and Other
Segment loss	(7,531)	(5,888)	(5,655)	(13,186)	(12,549)
Depreciation and amortization	429	66	369	798	123
EBITDA	(7,102)	(5,822)	(5,286)	(12,388)	(12,426)

Total Company EBITDA	$56,447	$50,681	$28,841	$85,288	$81,849